Exhibit 99.1

PLATO LEARNING REPORTS FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

Fourth Quarter and Fiscal Year Highlights

•	Subscription Orders Grow 22% in the Quarter; 31% for Full Year
•	Subscription Revenues Increase 14% in the Quarter; 17% for Full Year
•	Subscription Margins Improve to 63% for the Quarter; 61% For Full Year
•	Q4’09 Net Income of $391,000, or $0.02 per Share; Full Year Net Income of $957,000, or $0.04 per share
•	Cash Balance Increases $14.0 million During the Quarter to $28.2 million at Year End

MINNEAPOLIS, MN – December 3, 2009 – PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K–adult online learning solutions, today announced unaudited results for its fiscal fourth quarter and year ended October 31, 2009.

Vin Riera, PLATO Learning President and CEO said, “Fiscal 2009 was an important year for the Company and our shareholders. We began our transition to a software-as-a-service business model four years ago with a goal of transforming our business to deliver consistent profitability and strong cash flows to our shareholders.  In 2009, we achieved this goal and enter fiscal 2010 optimistic about our ability to continue to deliver on it.”

Mr. Riera continued, “Federal stimulus dollars began flowing to our customers in the last half of the fiscal year, but budget challenges still remain for many of our customers.  Despite this environment, we continued to experience strong new and recurring demand for our instructional solutions delivered on PLE™.  PLE™ orders grew 33% to $13.1 million in the fourth quarter, bringing full year PLE orders to nearly $50 million, representing 47% growth over fiscal 2008. In addition, more than two-thirds of PLE orders in the quarter came from first-time PLE customers and expansions of existing customer installations, with the remainder representing renewals of current subscriptions.”

Total orders in the fourth quarter were $22.7 million, up nearly 10% over the fourth quarter of 2008.  For the full year, total orders grew 12% to $80.7 million. Subscription order growth continued to be strong in both the fourth quarter and full year, growing 22% and 31%, respectively, over the prior year periods.  Fourth quarter subscription orders totaled $15.8 million, bringing total subscription orders for the year to $57.3 million.

Total revenue for the fourth quarter was $16.9 million, down slightly from $17.4 million for the same period last year as strong growth in subscription revenues was offset by expected declines in revenues from non-strategic perpetual products and related software maintenance.  Subscription revenues for the quarter grew $1.3 million, or 14%, over the fourth quarter of 2008, while revenues from perpetual products and related software maintenance declined $1.6 million over the same period.  For the full year, total revenues were $65.2 million, down 5% from fiscal 2008, reflecting the same revenue dynamics as in the quarter.  Full year subscription revenues grew $6.0 million, or 17%, to $41.2 million, while legacy perpetual products and software maintenance revenues declined 38%, or $7.9 million, to $12.7 million.

Subscription margins in the fourth quarter improved to 63%, an 11 percentage point improvement over the same period last year, resulting in an improvement in total gross margins for the quarter to 58%. The improvement in subscription margins reflects the 14% growth in subscription revenues and a decline in subscription product amortization.  Operating expenses in the fourth quarter were $9.4 million, a decline of 7% compared to operating expenses before restructuring, impairment and other charges (a non-GAAP measure) of $10.0 million in the fourth quarter of last year.

The continued improvements in gross margins and operating efficiencies resulted in the Company reporting its fourth consecutive quarter of profitability, and first full year of profitability and positive free cash flow since beginning its transition to a subscription-based, software-as-a-service business model in 2005.  Net income for the fourth quarter was $391,000, or $0.02 per share, resulting in full year net income of $957,000, or $0.04 per share.   Earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP measure) were $3.6 million in the fourth quarter, compared to adjusted EBITDA of $2.2 million in the fourth quarter of 2008.  EBITDA for the full year was $13.3 million, an improvement of 155% over adjusted EBITDA of $5.2 million in fiscal 2008.

Free cash flow (a non-GAAP measure) in the fourth quarter was $13.9 million resulting in full year free cash flow of $8.0 million and year end cash balances of over $28 million.   Revenue backlog (a non-GAAP measure) at the end of the quarter was $68.3 million, an increase of 27% over the end of fiscal 2008.

Fiscal Year 2010 Outlook
The Company expects to continue to achieve strong growth in orders and revenues from subscription products in fiscal 2010, growing 10% to 20% over 2009 levels. Orders and revenues from non-strategic perpetual license products and related software maintenance are expected to continue to decline, and may offset much of the growth in orders and revenues from subscription products.  As a result, total orders and revenues in fiscal year 2010 are expected to be flat with, or slightly above, fiscal 2009 total orders and revenues.  Subscription revenue growth will drive continued improvements in subscription gross profit margins and in total gross profit margins, while investments in sales, marketing and product development will result in a 5% to 7% increase in operating expenses over fiscal 2009 levels.  Although net income and EBITDA are expected to be only slightly improved over fiscal 2009 levels, the company expects fiscal 2010 free cash flow to grow 30% to 40% over 2009, and revenue backlog to end the year 25% to 30% higher than at October 2009.  Cash balances and revenue backlog will continue to follow the seasonal patterns of the education market, resulting in declining balances in the first half of fiscal 2010, and growth in the second half of the year to the levels indicated.

Conference Call

A conference call to discuss this announcement is scheduled for today, December 3, 2009, at 9:00 am CT (10:00 am ET).  The dial-in number for this call is 877-941-2068 in the U.S. and Canada, and (480) 629-9712 internationally.  Attendees should call 10 minutes prior to the start of the call and inform the operator they are participating in PLATO Learning’s call.  A recording of the call will be available from 11:00 am CT (12:00 pm ET) on December 3, 2009, until midnight December 10, 2009.  To access the recording, call 800-406-7325 in the U.S. and Canada and (303) 590-3030 internationally.  At the prompt, enter pass code number 4187410. Additionally, the webcast will be available for replay on the investor relations section of PLATO Learning’s web site at www.plato.com/Investor-Relations/Conference-Calls.aspx.

About PLATO Learning

PLATO Learning is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. Learn more about PLATO Learning by visiting www.plato.com.

The announcement includes the use of non-GAAP financial measures that are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have been used in this announcement because the Company believes they are useful to investors by providing greater transparency to supplemental information used in the Company’s internal financial and operational analysis. Investors are encouraged to review the reconciliations attached to this announcement of the non-GAAP financial measures used in this announcement to their most directly comparable GAAP financial measures.

This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company's most recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q. Actual results may differ materially from anticipated results.

PLATO®, Straight Curve® and Academic Systems® are registered trademarks of PLATO Learning, Inc. PLATO Learning, PLATO Learning Environment and PLE are trademarks of PLATO Learning, Inc.

Company Contacts:

Rob Rueckl
Chief Financial Officer
PLATO Learning, Inc.
952.832.1000

Todd Kehrli or Charles Messman
MKR Group
323.468.2300

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2009	2008	2009	2008
REVENUES
Subscriptions	$10,842	$9,530	$41,210	$35,221
License fees	763	1,345	4,101	8,458
Services	5,294	6,508	19,872	24,722
Total revenues	16,899	17,383	65,183	68,401

COST OF REVENUES
Subscriptions	4,006	4,616	16,171	18,674
License fees	341	1,217	1,809	5,277
Services	2,704	3,350	9,886	12,432
Impairment charges	-	5,085	-	5,085
Total cost of revenues	7,051	14,268	27,866	41,468

GROSS PROFIT	9,848	3,115	37,317	26,933

OPERATING EXPENSES
Sales and marketing	6,302	6,450	23,762	27,632
General and administrative	2,480	2,456	8,984	10,366
Software maintenance and development	386	754	2,637	4,060
Amortization of intangibles	213	388	853	1,550
Goodwill impairment	-	71,865	-	71,865
Restructuring, impairment and other charges	-	4,312	-	6,748
Total operating expenses	9,381	86,225	36,236	122,221

OPERATING INCOME (LOSS)	467	(83,110)	1,081	(95,288)

Other (expense) income, net	(76)	66	(124)	254

INCOME (LOSS) BEFORE INCOME TAXES	391	(83,044)	957	(95,034)

Income tax benefit	-	(3,592)	-	(3,137)

NET INCOME (LOSS)	$391	$(79,452)	$957	$(91,897)

INCOME (LOSS) PER SHARE
Basic	$0.02	$(3.32)	$0.04	$(3.85)
Diluted	$0.02	$(3.32)	$0.04	$(3.85)

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING
Basic	24,147	23,908	24,076	23,854
Diluted	25,243	23,908	24,711	23,854

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	October 31,	October 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$28,164	$20,018
Accounts receivable, net	10,710	6,834
Other current assets	6,539	7,408
Total current assets	45,413	34,260

Equipment and leasehold improvements, net	2,472	3,589
Software development costs, net	19,904	24,086
Identified intangible assets, net	2,384	3,723
Other long-term assets	3,279	3,309
Total assets	$73,452	$68,967

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,070	$3,085
Accrued compensation	3,805	3,996
Other accrued liabilities	2,457	6,909
Deferred revenue	38,020	36,005
Total current liabilities	45,352	49,995

Long-term deferred revenue	15,678	8,916
Total liabilities	61,030	58,911

Stockholders' equity:
Common stock	242	240
Additional paid-in capital	172,561	171,143
Treasury stock at cost	(319)	(315)
Accumulated deficit	(158,833)	(159,790)
Accumulated other comprehensive loss	(1,229)	(1,222)
Total stockholders' equity	12,422	10,056
Total liabilities and stockholders' equity	$73,452	$68,967

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Twelve Months Ended
	October 31,
	2009	2008
OPERATING ACTIVITIES:
Net income (loss)	$957	$(91,897)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Deferred income taxes	-	(3,137)
Impairment charges	-	78,540
Depreciation and amortization	12,373	16,945
Stock-based compensation	1,222	1,012
Other adjustments	(164)	103
Changes in operating assets and liabilities:
Accounts receivable	(3,686)	4,918
Other current and long-term assets	725	37
Accounts payable	(2,015)	(1,523)
Other current and long-term liabilities	(4,634)	1,216
Deferred revenue	8,777	321
Total adjustments	12,598	98,432
Net cash provided by operating activities	13,555	6,535

INVESTING ACTIVITIES:
Capitalized software development costs	(4,842)	(10,670)
Purchases of capital equipment	(745)	(338)
Net cash used in investing activities	(5,587)	(11,008)

FINANCING ACTIVITIES:
Net proceeds from issuance of common stock, net of repurchases	194	109
Repayments of capital lease obligations	(9)	(25)
Net cash provided by financing activities	185	84

EFFECT OF CURRENCY EXCHANGE RATE CHANGES
ON CASH AND CASH EQUIVALENTS	(7)	110

Net increase (decrease) in cash and cash equivalents	8,146	(4,279)

Cash and cash equivalents at beginning of period	20,018	24,297

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$28,164	$20,018

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Order Information ($000s)

	Three Months Ended			Twelve Months Ended
	October 31,			October 31,
	2009	2008	% Change	2009	2008	% Change

Subscriptions & related services:
Subscriptions	$15,824	$12,999	22%	$57,262	$43,585	31%
Professional services	3,358	2,370	42%	10,361	7,840	32%
Other	668	762	(12%)	2,906	3,049	(5%)
Subtotal	19,850	16,131	23%	70,529	54,474	29%

Legacy products and services:
License fees	1,050	1,501	(30%)	4,045	7,886	(49%)
Software maintenance	1,805	3,105	(42%)	6,134	9,748	(37%)
Subtotal	2,855	4,606	(38%)	10,179	17,634	(42%)

Total Orders	$22,705	$20,737	9%	$80,708	$72,108	12%

Revenue Information ($000s)

	Three Months Ended			Twelve Months Ended
	October 31,			October 31,
	2009	2008	% Change	2009	2008	% Change

Subscriptions & related services:
Subscriptions	$10,842	$9,530	14%	$41,210	$35,221	17%
Professional services	2,904	3,062	(5%)	8,440	9,642	(12%)
Other	667	748	(11%)	2,871	2,990	(4%)
Subtotal	14,413	13,340	8%	52,521	47,853	10%

Legacy products and services:
License fees	763	1,345	(43%)	4,101	8,458	(52%)
Software maintenance	1,723	2,698	(36%)	8,561	12,090	(29%)
Subtotal	2,486	4,043	(39%)	12,662	20,548	(38%)

	$16,899	$17,383	(3%)	$65,183	$68,401	(5%)

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of 2008 GAAP Operating Expenses to Non-GAAP Operating
Expenses Before Restructuring, Impairments and Other Charges ($000)

	Three Months	Twelve Months
	Ended October 31,	Ended October 31,
	2008	2008

Total operating expenses, as reported	$86,225	$122,221
Goodwill impairment	71,865	71,865
Restructuring, impairment and other charges	4,312	6,748
Operating expenses before restructuring,
impairments and other charges	$10,048	$43,608

Reconciliation of 2008 GAAP Net Loss and Loss Per Share to Non-GAAP Net Loss
and Loss Per Share Before Restructuring, Impairments and Other Charges
($000s, except per share amounts)

	Three Months	Twelve Months
	Ended October 31,	Ended October 31,
	2008	2008

Net Loss:
Net loss, as reported	$(79,452)	$(91,897)
Goodwill impairment	71,865	71,865
Income tax benefit related to goodwill impairment charge	(3,137)	(3,137)
Restructuring, impairment and other charges	9,397	11,833
Net loss before restructuring, impairments
and other charges	$(1,327)	$(11,336)

Loss per share (basic):
Loss per share, as reported	$(3.32)	$(3.85)
Goodwill impairment	3.01	3.01
Income tax benefit related to goodwill impairment charge	(0.13)	(0.13)
Restructuring, impairment and other charges	0.39	0.49
Loss per share before restructuring, impairments
and other charges	$(0.05)	$(0.48)

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Net Income To 2009 Non-GAAP Earnings before
Interest, Taxes, Depreciation and Amortization ("EBITDA") and
2008 Non-GAAP Adjusted EBITDA ($000)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2009	2008	2009	2008
Net income (loss)	$391	$(79,452)	$957	$(91,897)
Income taxes	-	(3,592)	-	(3,137)
Interest, net	72	(58)	99	(249)
Depreciation and amortization	3,115	4,032	12,199	16,782
Impairment charges	-	5,085	-	5,085
Goodwill impairment	-	71,865	-	71,865
EBITDA	$3,578	(2,120)	$13,255	(1,551)
Restructure, impairments and other charges		4,312		6,748
Adjusted EBITDA		$2,192		$5,197

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Net Cash Provided by Operating Activities to
Non-GAAP Free Cash Flow ($000)

	Three Months	Twelve Months
	Ended October 31,	Ended October 31,
	2009	2009
Net cash provided by operating activities	$15,589	$13,555
Capitalized software development costs	(1,480)	(4,842)
Purchases of capital equipment	(220)	(745)
Free Cash Flow	$13,889	$7,968

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of Deferred Revenue to Non-GAAP
Revenue Backlog ($000):

	As of October 31,
	2009	2008	% Change

Reconciliation:
Total Deferred Revenue	$53,698	$44,921	20%
Add: Unbilled amounts due under
non-cancelable subscription agreements	14,641	8,945	64%
Revenue Backlog	$68,339	$53,866	27%

Components of Revenue Backlog:
Subscriptions and related services:
Subscriptions	$56,410	$41,694	35%
Professional services	7,294	5,070	44%
Subtotal	63,704	46,764	36%
Legacy products and services:
License fees	386	467	(17%)
Software Maintenance	4,249	6,635	(36%)
Subtotal	4,635	7,102	(35%)

Total Revenue Backlog	$68,339	$53,866	27%